EXHIBIT 99.1

ARTIFICIAL LIFE CEO RESUMES CFO POSITION

Come-back announced for 2012

HONG KONG, December 9, 2011 -- Artificial Life, Inc. (OTCPK:ALIF), an innovative investment Company, announced today the assignment of its current CEO Eberhard Schoneburg to resume its former position as Chief Financial Officer.

The Board of Directors of Artificial Life has unanimously voted to assign Eberhard Schoneburg, the current Chief Executive Officer and Chairman, to also assume the Company’s Chief Financial Officer position to more efficiently implement the Company’s new business model. Mr. Schoneburg had served in the position as CEO since 1998 and in the position as both Chief Executive Officer and Chief Financial Officer of the Company already from November 2002 to July 2010.

"I am satisfied with our restructuring efforts over the past few months and the achieved fixed cost reductions. We will cut down costs even more by closing our Berlin office by end of this year. My plan and goal is to make 2012 a strong and successful come-back year for the Company with its new investment business model. This also means and requires a more efficient and leaner management structure. That’s why I am willing and determined to take on and resume additional responsibilities to make things work faster. We have to switch from cost cutting and downsizing back to doing new business. Deals like we just signed with top toy maker Wowwee are the way to go forward for us and our Alife Studios. Good leading edge investments and monetizing on our valuable assets have to follow for Alife Inc." said Eberhard Schoneburg, CEO of Artificial Life, Inc.

“Mr Schoneburg is the right man at the right time for the Company to achieve a fast turn around for our shareholders in the coming year. After all, he is the key shareholder of the Company. He also has personally recently invested substantially in the Company again which shows his commitment and determination. He is not just a hired manager. He needs no additional motivation. His interests are best aligned with the interests of our shareholders. And he has all it takes to get the Company back on track: the experience, the skills, the necessary knowledge and contacts in the industry and the drive to efficiently implement the new business model” said Dr. Gert Hensel, Member of the Board of Directors and Chairman of the Independent Audit Committee of Artificial Life, Inc.

The former CFO of the Company, Frank Namyslik, resigned effective December 5, 2011.

About Artificial Life, Inc.

Artificial Life, Inc. is a new kind of investor. We act as a global incubator and business network provider and facilitator for our investment companies, assisting them in their funding efforts, sales, production, and general business development activities. When needed, we also inject our valuable intellectual property into our investment companies for their use. We invest mainly in the BRICS (Brazil, Russia, India, China and South Africa) markets with a focus on smartphone content and wireless technology such as: near field communication, mobile business apps and games, mobile health services, social networking apps and games, and mobile commerce. We have won many industry awards for outstanding technology and products in prior years.

Artificial Life, Inc. is a Delaware registered corporation founded in 1994 in Boston. We are a public US entity (OTCPK: ALIF). Our global headquarters is in Hong Kong.

For more information on ARTIFICIAL LIFE, INC., please visit: www.artificial-life.com

Artificial Life IR and PR Contact:
Tel: (+852) 3102 2800
ir@artificial-life.com

Forward-Looking Statements:

This press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include, without limitation, statements regarding our future results of operations, financial condition and business prospects. In some cases, you can identify forward-looking statements by terminology such as "may", "will", "should", "expect", "intend", "plan", "anticipate", "believe", "estimate", "predict", "potential", "continue" or the negative of these terms or other comparable terminology. Although such statements are based on our own information and information from other sources we believe to be reliable, you should not place undue reliance on them. These statements involve risks and uncertainties, and actual market trends or our actual results of operations, financial condition or business prospects may differ materially from those expressed or implied in these forward looking statements for a variety of reasons. Potential risks and uncertainties include, but are not limited to: the general economic conditions in the markets in which we operate; the success of our newly adopted business model and strategy; our ability to find investment targets for reasonable conditions; the economic conditions in the BRICS nations; our ability to sell equity or assets and intellectual property; our ability to obtain additional funding to operate and grow our business and to do investments; changing consumer preferences and uncertainty of market acceptance of our products; timely adoption and availability of broadband mobile technology; market acceptance for use of mobile handheld devices;; our reliance on a relatively small number of clients and brands; our ability to license brands from others; our dependence upon resellers and telecommunication carriers and operators to distribute our products; our ability to successfully develop, introduce, and sell new or enhanced products in a timely manner; and the timing of new product announcements or introductions by us or by our competitors. For additional discussion of these risks and uncertainties and other factors, please see the documents we file from time to time with the Securities and Exchange Commission, including our Annual Report on Form 10-KSB filed on August 2nd, 2011. We assume no obligation to update any forward-looking statements, which apply only as of the date of this press release.